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Exhibit 10.1

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
DEFERRED COMPENSATION PLAN
EFFECTIVE AS OF FEBRUARY 12, 2002

TABLE OF CONTENTS

I.	INTRODUCTION	1
	1.1 Name and Purpose of the Plan	1
	1.2 Status of Plan	1
II.	DEFINITIONS	1
	2.1 Account	1
	2.2 Board	1
	2.3 Bonus	1
	2.4 A Change of Control	1
	2.5 Code	2
	2.6 Company	2
	2.7 Deferral Agreement	2
	2.8 Disability	2
	2.9 Effective Date	2
	2.10 Election Form	2
	2.11 Elective Deferral	2
	2.12 Eligible Person	2
	2.13 Entry Date	2
	2.14 Employer	2
	2.15 ERISA	2
	2.16 Exchange Act	3
	2.17 Fair Market Value	3
	2.18 Participant	3
	2.19 Plan	3
	2.20 Plan Administrator	3
	2.21 Plan Year	3
	2.22 Stock	3
	2.23 Trust	3
	2.24 Trustee	3
III.	PARTICIPATION	3
	3.1 Commencement of Participation	3
	3.2 Continued Participation	3
IV.	DEFERRALS	3
	4.1 Elective Deferrals	3
V.	ACCOUNTS	4
	5.1 Accounts	4
	5.2 Investments	4
VI.	VESTING	4
	6.1 General	4
VII.	DISTRIBUTION OF FUNDS	4
	7.1 Distribution Funds	4
	7.2 Time of Payment	4
	7.3 Payment Options Upon Distribution	5
	7.4 Death Benefits	6
	7.5 Taxes	6

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VIII.	PLAN ADMINISTRATION	6
	8.1 Plan Administration and Interpretation	6
	8.2 Powers, Duties and Procedures, Etc	7
	8.3 Information	7
	8.4 Indemnification of Plan Administrator	7
	8.5 Claims Procedures	7
IX.	AMENDMENT AND TERMINATION	7
	9.1 Amendments	7
	9.2 Termination of Plan	7
	9.3 Existing Rights	8
X.	MISCELLANEOUS	8
	10.1 No Funding	8
	10.2 Change of Control	8
	10.3 Recapitalization, Etc	8
	10.4 Claims of General Creditors	8
	10.5 No Guarantee of Interests	8
	10.6 Non-Assignability	8
	10.7 Limitation of Participant's Rights	9
	10.8 Participants Bound	9
	10.9 Receipt and Release	9
	10.10 Governing Law	9
	10.11 Headings and Subheadings	9
	10.12 Construction	9
	10.13 Successors	9

ii

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
DEFERRED COMPENSATION PLAN
EFFECTIVE AS OF FEBRUARY 12, 2002

I.
INTRODUCTION

        1.1    Name and Purpose of the Plan.    The name of this plan is the United Surgical Partners International, Inc. (the "Plan"). The purpose of the Plan is to provide certain employees with the opportunity to defer compensation earned as an Eligible Person.

        1.2    Status of Plan.    The Plan is intended to be a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

II.
DEFINITIONS

        Whenever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

        2.1    Account means, for each Participant, the account established for his or her benefit under Section 5.1.

        2.2    Board means the Board of Directors of the Company.

        2.3    Bonus means a bonus approved by the compensation committee of the Company to be paid to the Participant.

        2.4    A Change of Control means the occurrence of any of the following events:

          (a)  The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act), of 50% or more of either (i) the then outstanding shares of Stock (the "Outstanding Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of paragraph (c) below; or

          (b)  Individuals who constitute the Incumbent Board, which shall be defined as the individuals who, as of the effective date of a Participant's deferral pursuant to Section 4.1, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board, cease for any reason to constitute at least a majority of the Board; or

          (c)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries) and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination; or

          (d)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        2.5    Code means the Internal Revenue Code of 1986, as amended, from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

        2.6    Company means United Surgical Partners International, Inc., a Delaware corporation.

        2.7    Deferral Agreement means the written agreement to defer compensation signed by the Participant and in the form provided by the Plan Administrator and approved by the Board.

        2.8    Disability means a Participant's total and permanent mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Plan Administrator.

        2.9    Effective Date means February 12, 2002.

        2.10  Election Form means the payment election form as approved and prescribed by the Plan Administrator.

        2.11  Elective Deferral means the portion of a Participant's Bonus attributable to services performed during a given Plan Year which is deferred by a Participant under Section 4.1.

        2.12  Eligible Person means the any person who is part of a select group of management or a highly compensated employee of the Employer designated by the Board to be eligible to participate in the Plan.

        2.13  Entry Date means, for each Participant, the date deferrals commence in accordance with Section 4.1.

        2.14  Employer means the Company, any successor to all or a major portion of its assets or business which assumes the obligations of the Company, and each other entity that is affiliated with the Company that adopts the Plan with the consent of the Company, provided that United Surgical Partners International, Inc. shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

        2.15  ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements, or replaces such section or subsection.

        2.16  Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

        2.17  Fair Market Value of the Company's Stock on a business day shall mean the last reported sale price for Stock or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for the Stock for such day, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Stock selected from time to time by the Company for that purpose. In the event the Stock is not publicly traded, the Fair Market Value of such Stock shall be determined by the Plan Administrator in good faith.

        2.18  Participant means any individual who participates in the Plan in accordance with Article III.

        2.19  Plan means the United Surgical Partners International, Inc. Deferred Compensation Plan as amended from time to time.

        2.20  Plan Administrator means the person, persons or entity designated by the Company to administer the Plan and to serve as agent for the Company with respect to the Plan. If no such person or entity is serving as Plan Administrator at any time, the Company shall be the Plan Administrator.

        2.21  Plan Year means, in the case of the first Plan Year, the period from the Effective Date through December 31, 2002 and, for each Plan Year thereafter, the 12-month period ending December 31.

        2.22  Stock means the Company's Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) in accordance with a recapitalization or other corporate restructuring.

        2.23  Trust means the rabbi trust or trusts which may be established by the Employer to hold assets in connection with the operation of the Plan.

        2.24  Trustee means the trustee or trustees of the Trust.

III.
PARTICIPATION

        3.1    Commencement of Participation.    Any Eligible Person who elects to defer part of his Bonus in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferral occurs in accordance with Section 4.1.

        3.2    Continued Participation.    A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his Account.

IV.
DEFERRALS

        4.1    Elective Deferrals.    Any Eligible Person may elect to defer all of his Bonus arising from services performed in a specified Plan Year by executing a Deferral Agreement setting forth the

Participant's election as to: (a) the amount of the Participant's Bonus to be deferred for such Plan Year; (b) the payment date, as described in Article VII, for distribution of the portion of the Participant's Account attributable to such deferral; and (c) the manner in which such payment is to be made. Any election to defer a Bonus will be deemed an election to defer any and all future income associated with the deferred property including all dividends and distributions. Any election made pursuant to this Section 4.1 must be made prior to the Plan Year to which such election relates or alternatively, in the case of an election relating to the Plan's first Plan Year, within 30 days following the Effective Date.

        The Bonus payable to a Participant for a given Plan Year shall be reduced by the Participant's Elective Deferral for that Plan Year and the Elective Deferral shall be paid by the Employer to the Trust, if established, as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee or alternatively, if the Trust is not established, as of the date the Bonus would have otherwise been paid to the Participant.

V.
ACCOUNTS

        5.1    Accounts.    The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals made for the Participant's benefit together with any adjustments for income, gain or loss, and any payments from the Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last day of each Plan Year, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

        5.2    Investments.

          (a)  Amounts allocated to a Participant's Account will be deemed invested in Stock. A Participant's Account shall also be deemed to hold any dividends payable with respect to any Stock deemed held in the account. Any such dividends shall be deemed to be immediately invested in Stock.

          (b)  The shares of Stock deemed to be in each sub-account, excluding amounts due to dividends or a recapitalization, for each Participant shall equal the quotient of (i) the value of the Bonus deferred for the given Plan Year and (ii) the product of (A) .8 and (B) the lower of (1) the Fair Market Value of the Stock as of the first business day of the Plan Year and (2) the Fair Market Value of the Stock as of the last business day of the Plan Year.

VI.
VESTING

        6.1    General.    A Participant will be immediately one-hundred percent (100%) vested in (i.e., shall have a nonforfeitable right to) all Elective Deferrals, and in all income and gain attributable thereto, credited to his Account.

VII.
DISTRIBUTION OF FUNDS

        7.1    Distribution Funds.    At the time of distribution, payment shall be made from the general assets of the Company or the Trust, if established. The payment shall be made in the form of Stock.

        7.2    Time of Payment.

          (a)  Distribution Election. Distribution of a sub-account shall be made according to the Election Form following:

    (i)
    The earliest of:

              (A)  Death of the Participant;

              (B)  Separation from service of the Participant following the total and permanent Disability of the Participant as determined by the Plan Administrator in its complete discretion;

              (C)  Involuntary termination of employment, or other involuntary separation from service, of the Participant by the Employer; or

              (D)  Voluntary termination of employment, or other voluntary separation from service, by the Participant; or

    (ii)
    A future date certain to be irrevocably determined by the Participant at the time a deferral is elected; or

    (iii)
    The earlier of (A) the earliest event described in Section 7.2(a)(i) and (B) the date certain described in Section 7.2(a)(ii).

          (b)  Distribution upon Death or Total and Permanent Disability of Participant. If a Participant dies or becomes totally and permanently Disabled, the Participant's distribution has not begun or been made pursuant to this Section 7.2 and the Participant has not only chosen a date certain for distribution, the Participant's Account shall be distributed (or begin to be distributed if installment payments have been elected) to the Participant's estate, in the event of death, or to the Participant, in the event of his Disability, in January of the first calendar year after which the Participant ceases to be an employee of the Employer.

          (c)  Other Termination of Employment. If a Participant terminates employment with (for reasons other than death or total and permanent Disability) the Employer, the Participant's distribution has not begun or been made pursuant to this Section 7.2 and the Participant has not only chosen a date certain for distribution, his Account shall be distributed (or shall begin to be distributed if installment payments have been elected) in January of the first calendar year after which the Participant ceases to be an employee of the Employer.

          (d)  Distribution on Date Certain. If the Participant only chooses a date certain for his distribution or chooses the earlier of a date certain or a termination of employment event described in Section 7.2(a)(i) and the date certain occurs earlier than the termination of employment event, payments shall be made (or begin if installment payments have been elected) as soon as administratively feasible following such date.

        7.3    Payment Options Upon Distribution.

          (a)  An irrevocable Plan payment election must be made each year prior to the commencement of the Plan Year in which the Bonus to be deferred pursuant to Section 4.1 is earned.

          (b)  A Participant shall use the Election Form to designate the form of payment desired upon distribution. The Participant shall elect for payments to be paid:

            (i)    as a single lump sum; or

            (ii)  in annual installments ranging from two to ten at the election of the Participant, the amount of each installment to equal the balance of his Account, or sub-Account as applicable, immediately prior to the installment divided by the number of installments remaining to be paid.

        7.4    Death Benefits.    If the Participant dies before all payments are made, any unpaid funds shall be paid to the designated beneficiary of the Participant. If the Participant designates more than one beneficiary, the designation shall set forth each beneficiaries' share of the Participant's Account. If the shares are not set forth for all designated beneficiaries, the designated beneficiaries shall share the deceased Participant's Account equally. The Participant may designate a contingent beneficiary that is entitled to receive the share(s) of designated beneficiary(ies) who predecease(s) the Participant. If no contingent beneficiary(ies) are designated by the Participant and one or more designated beneficiaries predecease the Participant, or no beneficiaries have been appointed by the Participant, and there are no contingent beneficiaries who survive the Participant, the Participant's unpaid Account shall be paid to the estate of the Participant. Payments pursuant to this section shall be made as soon as administratively feasible following a Participant's death. The beneficiary referred to in this Section 7.4 may be designated or changed by the Participant before the Participant's death (without the consent of any prior beneficiary, except as provided by applicable laws) by procedures established by the Plan Administrator.

        7.5    Taxes.    The Employer may from time to time, in its discretion, require the Participant to pay to the Employer, the amount that the Employer deems necessary to satisfy its current or future obligation to withhold federal, state or local income or other taxes that the Participant incurs as a result of an Elective Deferral or a distribution. With respect to any required tax withholding, Participant may (a) direct the Employer to withhold from the shares of Stock to be issued to the Participant the number of shares necessary to satisfy the Employer's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value at the time as of which such determination is made; (b) deliver to the Employer sufficient shares of Stock to satisfy the tax withholding obligations, based on the shares' Fair Market Value at the time as of which such determination is made; (c) allow the Employer to withhold sufficient cash from an Elective Deferral or a distribution to satisfy the tax withholding obligations; or (d) deliver sufficient cash to the Employer to satisfy its tax withholding obligations. If Participant elects to use such a Stock withholding feature, Participant must make the election at the time and in the manner that the Plan Administrator prescribes. The Employer may, at its sole option, deny Participant's request to satisfy withholding obligations through Stock instead of cash. In the event the Employer subsequently determines that the aggregate Fair Market Value of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then Participant shall pay to the Employer, immediately upon the Employer's request, the amount of that deficiency.

VIII.
PLAN ADMINISTRATION

        8.1    Plan Administration and Interpretation.    The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits of all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter pertaining solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer, or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

        8.2    Powers, Duties and Procedures, Etc.    The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, and may delegate such powers and duties, as it shall determine in its sole discretion.

        8.3    Information.    To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the Bonus of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require. Records of the Employer for these purposes shall be conclusive unless determined otherwise by the Plan Administrator.

        8.4    Indemnification of Plan Administrator.    The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission was performed in good faith.

        8.5    Claims Procedures.    Claims for benefits under the Plan shall be made to the Plan Administrator. If a claim for benefits is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time but not later than ninety days after receipt of the claim (or 180 days after receipt of the claim if special circumstances require an extension of time for processing the claim), notify the claimant of the denial. Such notice shall (a) be in writing, (b) be written in a manner calculated to be understood by the claimant, (c) contain the specific reason or reasons for denial of the claim, (d) refer specifically to the pertinent Plan provisions upon which the denial is based, (e) describe any additional material or information necessary for the claimant to perfect the claim (and explain why such material or information is necessary), and (f) explain the Plan's claim review procedure. Within sixty days of the receipt by the claimant of this notice, the claimant may file a written appeal with the Plan Administrator. In connection with the appeal, the claimant may review Plan documents and may submit written issues and comments. The Plan Administrator shall deliver to the claimant a written decision on the appeal promptly but not later than sixty days after the receipt of the claimant's appeal (or 120 days after receipt of the claimant's appeal if there are special circumstances which require an extension of time for processing). Such decision shall (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision, and (iii) refer specifically to the Plan provisions upon which the decision is based. If special circumstances require an extension, up to 180 or 120 days whichever applies, the Plan Administrator shall send written notice of the extension. This notice shall indicate the special circumstances requiring the extension and state when the Plan Administrator expects to render the decision.

IX.
AMENDMENT AND TERMINATION

        9.1    Amendments.    The Company, upon action of the Board, shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Company's behalf by its duly authorized officer.

        9.2    Termination of Plan.    This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Person or consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Person. The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer. Upon termination, the Employer may (a) elect to continue to maintain the Trust, if established, to pay benefits hereunder as they become due as if the Plan had not terminated or continue to pay benefits hereunder from the general assets of the Employer if a Trust has not been established or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts or to immediately pay such amounts from the general assets of the Employer if a Trust has not been established.

        9.3    Existing Rights.    No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

X.
MISCELLANEOUS

        10.1    No Funding.    The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for Code purposes and for purposes of Title I of ERISA.

        10.2    Change of Control.    In the event of a Change of Control, the Participant's entire Account balance will be paid to the Participant in a single lump sum as soon as possible following any Change of Control of the Company, unless the Participant makes an election within 30 days of the Change in Control to be paid in accordance with his payment election made in accordance with Section 7.2 of the Plan.

        10.3    Recapitalization, Etc.    In the event there is any change in the outstanding Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, there shall be substituted for or added to each share of Stock theretofore appropriated or thereafter subject, or which may become subject, to this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Adjustment under the preceding provisions of this section will be made by the Plan Amendment, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment.

        10.4    Claims of General Creditors.    All Elective Deferrals and amounts credited to the Accounts under this Plan shall remain a part of the general assets of the Employer. Accordingly, the Elective Deferrals and amounts credited to the Accounts under this Plan are subject to the claims of the Employer's general creditors.

        10.5    No Guarantee of Interests.    The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

        10.6    Non-Assignability.    None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary. No Participant or beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan. No Participant may borrow against his Account. No Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary. However, if a former spouse of a Participant is awarded an interest in a Participant's Account through a judgment or order of a court, the Plan Administrator may, in its sole discretion, direct that the payment of such interest awarded to the former spouse be paid to the former spouse, thereafter, the Participant's Account shall be reduced for all Plan purposes by the amount of any such payment.

        10.7    Limitation of Participant's Rights.    Nothing contained in the Plan shall (a) confer upon any person a right to be employed or to continue in the employ of the Employer, (b) interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause and with or without prior notice, without regard to the effect such discharge would have on the Participant's interest in the Plan, or (c) confer upon any Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of stock pursuant to Article VII.

        10.8    Participants Bound.    Any action with respect to the Plan taken by the Plan Administrator, the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

        10.9    Receipt and Release.    Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent, by reason of physical or mental disability, to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer, or the Trustee to follow the application of such funds.

        10.10    Governing Law.    The Plan shall be construed, administered, and governed in all respects under and by the laws of the state of Texas except to the extent Texas law is preempted by federal law. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

        10.11    Headings and Subheadings.    Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

        10.12    Construction.    Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision and (b) all other provisions of the Plan shall remain in full force and effect.

        10.13    Successors.    The provisions of the Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Employer and successors of any such corporation or other business entity.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:
Name:
Title:
Date:

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
DEFERRED COMPENSATION PLAN

DEFERRED COMPENSATION AGREEMENT

                                 (the "Executive") hereby elects the following deferral, to be made under the United Surgical Partners International, Inc. Deferred Compensation Plan (the "Plan"), of any and all income that would be recognized by Executive, but for this election to defer any bonus (the "Bonus") owed to the Executive and approved by the compensation committee of United Surgical Partners International, Inc. (the "Company"), for services rendered in the Plan Year immediately following the date Executive executes this agreement (or alternatively, in the case of the Plan's first Plan Year for services rendered in such Plan Year, provided, that, the Executive executes this Deferred Compensation Agreement as of a date within 30 days following the Effective Date of the Plan):

        Deferral of Bonus compensation: The Executive elects (check one):

No deferral
I elect to defer % or $ of my Bonus earned during the Plan Year immediately following the date of the election made herein.

        Terms capitalized but not defined herein shall have the meaning set forth in the Plan.

        The amounts so deferred by the Executive shall be deducted from the amount of cash, stock or other property payable to the Executive as the Bonus earned during the Plan Year immediately following the date of the election made herein, and may be held in a Company-sponsored grantor trust (the "rabbi trust") by the Company, in accordance with the Plan. The total of such amount, adjusted for gains, losses and dividends or other distributions in accordance with the Plan, held under the Plan at any time is sometimes referred to as the Executive's "Deferred Balance" in this Deferred Compensation Agreement. The Deferred Balance referenced herein shall only apply to the Deferred Balance in connection with the deferral made pursuant to this Deferred Compensation Agreement. All amounts held for the Executive under the Plan are assets of the Company available to the Company's creditors, regardless of whether the Company deposits such amounts in the rabbi trust, and Executive's right to payment shall be no greater than that of a general creditor of the Company.

DISTRIBUTABLE EVENT

        The Executive elects distribution of his vested Deferred Balance in accordance with the Plan and this Deferred Compensation Agreement following (check one):

(provide future date certain for distribution).
Termination of employment due to death, disability or other involuntary or voluntary separation of service in accordance with section 7.2 of the Plan.

The earlier of (provide future date certain for distribution) or termination of employment due to death, disability or other involuntary or voluntary separation of service in accordance with section 7.2(b) of the Plan.

METHOD OF PAYMENT

        When payment commences to the Executive, his vested Deferred Balance under the Plan will be paid as follows:

In a single lump sum, payable as soon as practicable after the date certain selected above or January 1st following termination of employment, as applicable, or

In approximately equal annual installments, determined pursuant to Section 7.3 of the Plan, over years beginning as soon as practicable after the date certain selected above or January 1st following termination of employment, as applicable.

BENEFICIARY DESIGNATION

        If Executive dies with all or part of his Deferred Balance remaining due under the Plan, such balance shall be paid in a lump sum as soon as practicable after the Company is duly informed of such death. The Deferred Balance shall be paid to the Executive's designated beneficiary appointed by completing the Beneficiary Designation below.

        My designated beneficiary under the Plan is:

Beneficiary Name	Beneficiary Social Security Number
Beneficiary Address
Note:	Notwithstanding anything to the contrary set forth here, the above Beneficiary Designation applies to the Executive's entire Deferred Balance arising in connection with all of the Executive's prior and future Deferred Compensation Agreements unless and until revoked by the Participant. This form supersedes all prior election forms as to such Beneficiary Designation.

        As evidence of the Executive's election, as described above, the Executive has placed his signature below on the date specified.

Signature of Executive
Name Printed or Typed
Date: February 12, 2002

        As evidence of the Company's acceptance of this election and of the Company's agreement to pay the deferred amount as specified above, the Company has caused this Deferred Compensation Agreement to be duly executed in its name and behalf as shown below on the date specified.

ATTEST:	UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	Title
Date:

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  Exhibit 10.1
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN EFFECTIVE AS OF FEBRUARY 12, 2002
TABLE OF CONTENTS
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN EFFECTIVE AS OF FEBRUARY 12, 2002
I. INTRODUCTION
II. DEFINITIONS
III. PARTICIPATION
IV. DEFERRALS
V. ACCOUNTS
VI. VESTING
VII. DISTRIBUTION OF FUNDS
VIII. PLAN ADMINISTRATION
IX. AMENDMENT AND TERMINATION
X. MISCELLANEOUS
UNITED SURGICAL PARTNERS INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN DEFERRED COMPENSATION AGREEMENT
DISTRIBUTABLE EVENT
METHOD OF PAYMENT
BENEFICIARY DESIGNATION